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                                                                     Exhibit 5.1

                                  May 19, 1998

Westfield America, Inc.
11601 Wilshire Boulevard, 12th Floor
Los Angeles, CA  90025

                             Westfield America, Inc.
                       Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special Missouri counsel to Westfield America, Inc., a Missouri corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement on Form S-3, filed as of the date of this letter (the "Registration Statement"), and the prospectus included therein (the "Prospectus"), relating to the proposed issuance of (i) shares of preferred stock of the Company, $1.00 par value per share (the "Preferred Stock"), which may be issued in fractional interests of shares of preferred stock in the form of depository shares and evidenced by depository receipts pursuant to the Registration Statement, (ii) shares of common stock of the Company, par value $.01 per share (the "Common Stock"), and
(iii) warrants to purchase securities of the Company as shall be designated by the Company at the time of the offering (the "Warrants"), in amounts, at prices and on terms to be determined at the time of offering. The Preferred Stock, the Common Stock and the Warrants are collectively called the "Securities."

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) as in effect on the date hereof. As a consequence this Opinion Letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Law of the State of Missouri.

         Based on the foregoing, we are of the following opinion:


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Westfield America, Inc.
May 19, 1998

1. The Company is validly existing as a corporation in good standing under the laws of the State of Missouri.

2. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Third Restated Articles of Incorporation and Second Amended and Restated By-laws and authorized by all necessary corporate action of the Company, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Missouri and (iii) the shares of Preferred Stock have been duly executed, issued and delivered as contemplated by each of the Registration Statement, the Prospectus and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof (and being no less than the par value of the Preferred Stock), and, if issued upon the exercise of any Warrants, as contemplated by the terms thereof and of the Warrant Agreement relating thereto, assuming that the terms of such Preferred Stock are in compliance with then applicable law and that the Company has reserved for issuance the requisite number of shares of Preferred Stock, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

3. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) the shares of Common Stock have been duly executed, issued and delivered as contemplated by each of the Registration Statement, the Prospectus and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof (and being no less than the par value of the Common Stock), and if issued upon the exercise of any Warrants, as contemplated by the terms thereof and of the Warrant Agreement relating thereto, assuming that the Company has reserved for issuance the requisite number of shares of Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

4. When (i) the issuance, execution and delivery by the Company of any of the Warrants shall have been duly authorized by all necessary corporate action of the Company, (ii) the Warrant Agreement relating thereto shall have been executed and delivered by the respective parties thereto and (iii) such Warrants


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Westfield America, Inc.
May 19, 1998

         shall have been duly executed and delivered by the Company, countersigned by the Warrant Agent and sold as contemplated by each of the Registration Statement, the Prospectus, any prospectus supplement or supplements relating to such Warrants and the Warrant Agreement relating thereto, assuming that the terms of such Warrants are in compliance with then applicable law, including that the total consideration for the acquisition of the Warrants and the exercise of any right to acquire the securities of the Company set forth in the Warrants shall in no event be less than the par value of such securities, such Warrants will be validly issued and will be enforceable against the Company in accordance with their terms.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

         The opinions expressed in this letter are solely for the use and benefit of you and your shareholders and Debevoise & Plimpton, which firm is hereby expressly authorized to rely upon the opinions stated (subject to the assumptions and qualifications herein stated) in rendering their opinion to the Company in connection with the Registration Statement.

                                        Sincerely,

                                        HUSCH & EPPENBERGER, LLC

                                        By:  /s/ Stanley C. Johnston
                                            ----------------------------------
                                                 Stanley C. Johnston, a Member


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